Exhibit 4.1

ADOBE INC., Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A., Trustee

INDENTURE

Dated as of January 17, 2025

i

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of January 17, 2025

Trust Indenture Act Section	Indenture Section
Sec. 310(a)(1)	5.10
(a)(2)	5.10
(b)	5.09
Sec. 312(c)	10.04
Sec. 314(a)	3.05
(a)(4)	3.04
(c)(1)	9.01
(c)(2)	9.01
(e)	10.05
Sec. 315(b)	4.11
Sec. 316(a)(last sentence)	1.01 (“Outstanding”)
(a)(1)(A)	4.09
(a)(1)(B)	4.10
(b)	4.07
(c)	6.02
Sec. 317(a)(1)	4.04
(a)(2)	4.02
(b)	3.03
Sec. 318(a)	5.09

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

THIS INDENTURE, dated as of January 17, 2025 between ADOBE INC. (the “Issuer”) and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association and limited purpose trust company organized and existing under the laws of the United States of America (the “Trustee”).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the execution and delivery of the Indenture to provide for the issuance of unsecured debt securities in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Indenture and to provide, among other things, for the authentication, delivery and administration thereof;

WHEREAS, all things necessary to make the Indenture a valid indenture and agreement according to its terms have been done;

WHEREAS, the Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) that are required to be a part of and govern indentures qualified under the Trust Indenture Act; and

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined; Rules of Construction. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of the Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in the Indenture that are defined in the Trust Indenture Act, or the definitions of which are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. Except as otherwise expressly provided or unless the context otherwise clearly requires, references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

“Agent Member” means a member of, or a participant in, the Depositary.

“Authenticating Agent” means an authenticating agent with respect to any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.12.

“Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors.

“Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.

“Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday, or any other day in the Borough of Manhattan, City of New York or the city in which the Trustee’s Corporate Trust Office (or in connection with any payment, the place of payment) is located on which banking institutions are authorized or required by applicable law, regulation, or executive order to close or be closed.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“company” means a corporation or a limited liability company.

“Corporate Trust Office” means the office of the Trustee (i) for bond transfer purposes and for purposes of payments, presentment and surrender of the Securities for the final distributions thereon is 1505 Energy Park Drive, St. Paul, MN 55108, Attention: Corporate Trust Operations -re Adobe Inc. and (ii) for all other purposes is 1505 Energy Park Drive, St. Paul, MN 55108, Attention: CCT Administrator for Adobe Inc.

“Depositary” means, with respect to Securities of any series, for which the Issuer shall determine that such Securities will be issued as a Global Security, the Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Issuer pursuant to either Section 2.01 or 2.13.

“Event of Default” has the meaning assigned to such term in Section 4.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Global Security” means, with respect to any series of Securities, a Security executed by the Issuer and delivered by the Trustee to the Depositary or pursuant to a safekeeping agreement with the Depositary, all in accordance with the Indenture, which shall be registered in global form without interest coupons in the name of the Depositary or its nominee.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Holder” means the registered holder of any Security on the books of the Registrar.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in a Resolution of the Board of Directors (and set forth in an Officer’s Certificate) or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Issuer” means, unless otherwise explicitly provided herein, the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” has the meaning assigned to such term in Section 2.04.

“Notice of Default” has the meaning assigned to such term in Section 4.01(c).

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer.

“Officer” means any of the following: chair of the Board of Directors, chief executive officer, chief financial officer, principal accounting officer, treasurer, president, controller, secretary, any assistant secretary or general counsel of the Issuer.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer. Such opinion may include customary qualifications and assumptions.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 6.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under the Indenture, except:

(a) Securities cancelled by the Trustee or accepted by the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption, discharge or defeasance of which moneys in the necessary amount to pay all amounts then due shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 unless and until the Trustee and the Issuer receive proof satisfactory to them that the substituted Security is held by a bona fide purchaser.

In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 4.01.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Register” has the meaning assigned to it in Section 2.08.

“Registrar” means a Person engaged to maintain the Register.

“Resolution of the Board of Directors” means a copy of the resolution certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Responsible Officer” when used with respect to the Trustee means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning stated in the first recital of the Indenture, or, as the case may be, Securities that have been authenticated and delivered under the Indenture.

“Surviving Entity” has the meaning assigned to such term in Section 8.01.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and any successor trustee under the Indenture pursuant to Article 5.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

ARTICLE 2

SECURITIES

Section 2.01. Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with the Indenture) as shall be established by or pursuant to a Resolution of the Board of Directors (and set forth in an Officer’s Certificate), or in an Officer’s Certificate, or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have imprinted or otherwise reproduced thereon such legends, notations or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer executing such Securities, as evidenced by such officer’s execution of the Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer executing such Securities, as evidenced by such officer’s execution of such Securities.

Section 2.02. Form of Trustee’s Certification of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Computershare Trust Company, N.A.
as Trustee

by:
Authorized Signatory

Section 2.03. Amount Unlimited; Issuable in Series. Subject to compliance with the representations, warranties and covenants set forth herein, in the Officer’s Certificate, in any indenture supplemental hereto and in any amendment hereto or thereto, the aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Resolution of the Board of Directors (and set forth in an Officer’s Certificate), or in an Officer’s Certificate, or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under the Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.11 or 11.03);

(c) the date or dates on which the principal of the Securities of the series is payable;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable on such Interest Payment Dates;

(e) the right, if any, to extend the interest payment periods and the duration of such extension;

(f) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(g) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(j) the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 4.01 or provable in bankruptcy pursuant to Section 4.02;

(k) whether the Securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

(l) whether the Securities are issuable as one or more Global Securities and, in such case, the identity for the Depositary for such series;

(m) any deletion from, modification of or addition to the Events of Default or covenants provided for with respect to the Securities of the series;

(n) any provisions granting special rights to Holders when a specified event occurs;

(o) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem the Securities of the series rather than pay such additional amounts;

(p) any special tax implications of the Securities, including provisions for Original Issue Discount Securities;

(q) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(r) any guarantor or co-issuer of the Securities of the series;

(s) any special interest premium or other premium;

(t) whether the Securities are convertible or exchangeable into common stock or other equity securities of the Issuer or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

(u) the currency in which payments shall be made, if other than U.S. dollars; and

(v) any and all other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture) including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of Securities in that series.

All Securities of any one series shall be substantially identical except as to denomination, issue date and issue price, and except as may otherwise be provided in or pursuant to such Resolution of the Board of Directors (and set forth in an Officer’s Certificate), or in an Officer’s Certificate, or in any indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series, subject to applicable U.S. federal income tax provisions. Additional Securities of a series will be consolidated with, and form a single series with, Securities then Outstanding of such series.

Any additional Securities shall be established in or pursuant to a Resolution of the Board of Directors (and set forth in an Officer’s Certificate), or in an Officer’s Certificate, or in one or more indentures supplemental hereto, in each case, which shall include:

(i) the aggregate principal amount of such additional Securities to be authenticated and delivered pursuant to the Indenture;

(ii) the issue price, the issue date and the CUSIP number, if any, of such additional Securities; and

(iii) whether such additional Securities shall be transfer restricted Securities or have any registration or exchange rights.

Section 2.04. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of the Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer, signed in the name of the Issuer by any one of its Officers (an “Issuer Order”). The Trustee, in accordance with such written order, shall authenticate and deliver such Securities.

In authenticating such Securities and accepting the additional responsibilities under the Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 5.01) shall be fully protected in relying upon:

(a) a certified copy of any Resolution or Resolutions of the Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause 2.04(b) below;

(b) a copy of any Resolution or Resolutions of the Board of Directors relating to such series, in each case certified by the secretary or an assistant secretary of the Issuer;

(c) an executed supplemental indenture, if any;

(d) in lieu of a supplemental indenture, an Officer’s Certificate setting forth the form and terms of the Securities as required pursuant to Section 2.01 and 2.03, respectively, and prepared in accordance with Section 10.05;

(e) an Opinion of Counsel, prepared in accordance with Section 10.05, to the effect that

(i) the form or forms and terms of such Securities have been established by or pursuant to a Resolution of the Board of Directors (and set forth in an Officer’s Certificate), or by an Officer’s Certificate, or by a supplemental indenture as permitted by Section 2.01 and 2.03 in conformity with the provisions of the Indenture; and

(ii) such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in the documents referred to in clause (i) above or such Opinion of Counsel, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, and enforceable against the Issuer in accordance with their terms.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability.

Section 2.05. Execution of Securities. The Securities shall be signed in the name of the Issuer by any one of its Officers. Such signature may be the manual or facsimile signature of the Officer. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any Officer of the Issuer who shall have signed any of the Securities shall cease to be such Officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such Officer of the Issuer; and any Security may be signed on behalf of the Issuer by such person as, at the actual date of the execution of such Security, shall be the proper Officer of the Issuer, although at the date of the execution and delivery of the Indenture any such person was not such an Officer.

Section 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form recited herein, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of the Indenture.

Section 2.07. Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section 2.03. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any multiple of $1,000 in excess thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officer of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

The principal of and the interest on the Securities of any series, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Issuer maintained for that purpose.

Each Security shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, established as contemplated by Section 2.03.

The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08. Registration, Transfer and Exchange. The Issuer may appoint one or more Registrars. The Issuer initially appoints the Trustee as Registrar. The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.02 a register or registers (the “Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. The Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times the Register shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Issuer for the purpose as provided in Section 3.02, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing, together with signature guarantees for such Holder or attorney.

The Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

Neither the Issuer nor the Trustee shall be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

In addition to the transfer requirements provided in this Section 2.08, any Security or Securities will be subject to such further transfer restrictions as may be contained in a Resolution of the Board of Directors (and set forth in an Officer’s Certificate), or in an Officer’s Certificate or in an indenture supplemental hereto applicable to such series of Securities.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the receipt of an Issuer Order, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. In case the mutilated, deleted, destroyed, or lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may pay the Security instead of issuing a substitute Security.

Every substitute Security of any series issued pursuant to the provisions of this section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) the Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10. Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it in accordance with its customary practices; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of the Indenture.

On written request of the Issuer at the time of such surrender, the Trustee shall deliver evidence to the Issuer of the Securities cancelled by the Trustee. In the absence of such request, the Trustee shall cancel Securities held by it in accordance with its customary procedures and deliver evidence of cancellation to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.11. Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of the Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02, and the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under the Indenture as definitive Securities of such series.

Section 2.12. Authenticating Agent. So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of the Indenture and shall be valid and binding for all purposes as if authenticated by the Trustee hereunder. All references in the Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Issuer and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time (and upon written request by the Issuer shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuer. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.13. Global Securities. If the Issuer shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as one or more Global Securities, then the Issuer shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that shall (i) represent, and be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Securities to be represented by a Global Security, (ii) be registered in the name of the Depositary or its nominee, (iii) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) bear a legend substantially to the following effect: “Except as otherwise provided in the transfer provisions of the Indenture, this Security may be transferred, in whole but not in part, only to nominees of the Depositary or to a successor Depositary or to a nominee of such successor Depositary”.

Notwithstanding the provisions of Section 2.08, a Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Issuer or to a nominee of such successor Depositary.

Ownership of beneficial interests in a registered Global Security will be limited to Agent Members that have accounts with the Depositary or Persons that may hold interests through Agent Members. Upon the issuance of a registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the Agent Members’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the Securities will designate the accounts to be credited. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the Depositary, with respect to interests of Agent Members, and on the records of Agent Members, with respect to interests of Persons holding through Agent Members.

So long as the Depositary, or its nominee, is the registered owner of a registered Global Security, that Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by the Global Security for all purposes under the Indenture. Except as described in this Section 2.13, Agent Members will not be entitled to have the Securities represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders of the Securities under the Indenture. Accordingly, each Agent Member owning a beneficial interest in a registered Global Security must rely on the procedures of the Depositary for that registered Global Security and, if that Person is not an Agent Member, on the procedures of the Agent Member through which the Person owns its interest, to exercise any rights of a Holder under the Indenture. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Principal, premium, if any, and interest payments on Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the registered Global Security. None of the Issuer, the Trustee or any other agent of the Issuer, or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered Global Security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

If at any time the Depositary for a series of the Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, this Section 2.13 shall no longer be applicable to the Securities of such series and the Issuer will execute, and subject to Section 2.08, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Issuer may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.13 shall no longer apply to the Securities of such series. In such event, the Issuer will execute and subject to Section 2.08, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.13 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Issuer and the Trustee shall be entitled to conclusively rely on such instructions from the Depositary. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

In connection with any proposed exchange of Securities in definitive registered form for a Global Security, the Depositary shall provide to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may conclusively rely on information provided to it in writing by the Depositary and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.14. CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

COVENANTS OF THE ISSUER

Section 3.01. Payment of Principal and Interest.

(a) The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of and interest on each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal on each series of Securities at the rate specified in the terms of such series of Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Unless otherwise provided in the Securities of any series, not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Securities, the Issuer will deposit with the Trustee (or paying agent) money in immediately available funds sufficient to pay such amounts, provided that if the Issuer or any affiliate of the Issuer is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Issuer will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or paying agent, other than the Issuer or any affiliate of the Issuer) holds by 10:00 a.m. (New York City time) on that date money designated for and sufficient to pay the installment. If the Issuer or any affiliate of the Issuer acts as paying agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) Payments in respect of the Securities represented by the Global Security are to be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Security. With respect to certificated Securities, the Issuer will make all payments by wire transfer of immediately available funds to the accounts within the United States as specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 3.02. Offices for Payments, etc. So long as any of the Securities remain Outstanding, the Issuer will maintain in New York City, NY or in the City of St. Paul, MN, or such other Corporate Trust Office of the Trustee as the Trustee may designate from time to time by notice to the Issuer, the following for each series: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in the Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of the Indenture may be given or served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.03, the Issuer hereby initially designates the Corporate Trust Office of the Trustee, as the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the applicable Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

Section 3.03. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

(b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable,

(c) pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause 3.03(b) above, and

(d) that it will perform all other duties of paying agent as set forth in the Indenture.

The Issuer shall, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer shall promptly notify the Trustee of any failure to take such action.

If an Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge, or defeasance, with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this section is subject to the provisions of Section 9.05 and 9.06.

Section 3.04. Certificate of the Issuer. The Issuer will furnish to the Trustee on or before 120 days after the end of each fiscal year (beginning with the fiscal year ended November 28, 2025) a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer or the treasurer of the Issuer as to his, her, or their knowledge of the Issuer’s compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture), or if there has been a default, specifying the default and its nature and status.

Section 3.05. Reports by the Issuer. The Issuer will furnish to the Trustee any document or report the Issuer is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after such document or report is filed with the Commission; provided that, in the each case, the delivery of materials to the Trustee by electronic means or filing documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “furnishing to” the Trustee for purposes of this Section 3.05. Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including regarding the Issuer’s compliance with any of the Issuer’s covenants under the Indenture or the Securities (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture or participate in any conference calls.

Section 3.06. [Reserved]

Section 3.07. [Reserved]

Section 3.08. Existence. Except as permitted under Article 8, the Issuer covenants to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if it determines that its preservation is no longer desirable in the conduct of business.

ARTICLE 4

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 4.01. Event of Default; Acceleration of Maturity; Waiver of Default. An “Event of Default” with respect to Securities of any series means the occurrence of one or more of the following events:

(a) default in the payment of any installment of interest upon the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days or more;

(b) default in the payment of the principal or premium, if any, on the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

(c) default in the performance, or breach, of any covenant of the Issuer governing the Securities of such series (other than defaults specified in clause (a) or (b) above), and continuance of such default or breach for a period of 90 days or more after either the Issuer receives written notice from the Trustee, or the Issuer and a Responsible Officer of the Trustee receive written notice from the Holders of at least 25% in aggregate principal amount of the Securities of each such series affected that is then Outstanding (all such series voting together as a single class) thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its Property or ordering the winding up or liquidation of the affairs of the Issuer, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its Property, or make any general assignment for the benefit of creditors; or

(f) any other Event of Default provided in the Officer’s Certificate, supplemental indenture or Resolution of the Board of Directors (and set forth in an Officer’s Certificate) under which such series of Securities is established or in the form of Security for such series.

If an Event of Default described in clause 4.01(a), 4.01(b), 4.01(c) or 4.01(f) above occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee may, and at the direction of the Holders of not less than 25% in aggregate principal amount of the Securities of each such series affected that is then Outstanding hereunder (each such series voting together as a single class) by notice in writing to the Issuer (and to the Trustee if given by Holders), shall declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Outstanding Securities of each such series, together with all accrued and unpaid interest and premium, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause 4.01(d) or 4.01(e) above occurs and is continuing, then the entire principal amount of the Outstanding Securities will automatically become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing, the Holders of a majority in principal amount of all series of Outstanding Securities affected (all such series voting together as a single class) may on behalf of the Holders of all Securities of all such series, or the Holders of a majority in principal amount of a series of Outstanding Securities affected may on behalf of the Holders of all Securities of such series, in each case, by written notice to the Issuer and the Trustee:

(a) waive all past defaults (other than the nonpayment of the principal of and interest on the Securities (or the Securities of such series) that have become due solely by the declaration of acceleration); and

(b) rescind and annul a declaration of acceleration and its consequences if all existing Events of Default, other than the nonpayment of the principal of and interest on the Securities (or the Securities of such series) that have become due solely by the declaration of acceleration, have been cured or waived, and such rescission would not conflict with any judgment or decree.

For all purposes under the Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 4.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred by the Trustee and each predecessor Trustee except as a result of its negligence or willful misconduct, as adjudicated by a court of competent jurisdiction.

Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the Holders, whether or not the principal of and interest on the Securities of such series be overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the Property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities of any series under Bankruptcy Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its Property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or Property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or willful misconduct, as adjudicated by a court of competent jurisdiction) and of the Holders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of such series, or to the creditors or Property of the Issuer or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of such series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct, as adjudicated by a court of competent jurisdiction, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07 hereof out of the estate in any such proceeding shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under the Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Section 4.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such series in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred by the Trustee and each predecessor Trustee except as a result of negligence or willful misconduct, as adjudicated by a court of competent jurisdiction, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 5.07;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 4.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 4.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders shall continue as though no such proceedings had been taken.

Section 4.06. Limitations on Suits by Holder. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless (i) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided; (ii) the Holders of not less than 25% in aggregate principal amount of the Securities of each such series affected that is then Outstanding (voting together as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder; (iii) such Holder or Holders shall have offered to the Trustee such security or indemnity as it may reasonably require against any losses, fees, costs, expenses and liabilities to be incurred in compliance with such request, including expenses, damages, liabilities and costs (including reasonable attorneys’ fees and expenses and court costs) incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to indemnification; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding; and (v) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of each series affected then Outstanding. It is understood and intended, and expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of any series shall have any right in any manner whatever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other such Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 4.07. Unconditional Right of Holders to Institute Certain Suits. Notwithstanding any other provision in the Indenture and any provision of any Security, the contractual right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by the Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 4.09. Control by Holders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (voting together as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of each such series by the Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of the Indenture. Subject to the provisions of Section 5.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or financial risk, or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in the Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

Section 4.10. Waiver of Past Defaults. Except as otherwise provided in Sections 4.01, 4.07 and 7.02, the Holders of a majority in principal amount of all series of Outstanding Securities affected (all such series voting together as a single class) may on behalf of the Holders of all Securities of all such series, or the Holders of a majority in principal amount of a series of Outstanding Securities affected may on behalf of the Holders of all Securities of such series, waive an existing default and its consequences, and shall provide written notice of such waiver to the Issuer and to a Responsible Officer of the Trustee. Upon such waiver, the default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 4.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall give to the Holders of any series, as the names and addresses of such Holders appear on the Register, notice by mail of all defaults of which a Responsible Officer of the Trustee has obtained actual knowledge or has received written notice thereof, which have occurred with respect to such series, such notice to the Holders to be transmitted within 45 days after a Responsible Officer of the Trustee has obtained actual knowledge or has received written notice of the default, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking or purchase fund installment with respect to the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of such series.

Section 4.12. Right of Court to Require Filing of Undertaking to Pay Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Security on the respective due dates.

ARTICLE 5

CONCERNING THE TRUSTEE

Section 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(a) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default of which a Responsible Officer shall have actual knowledge or shall have received written notice from the Issuer or any Holder of Securities of any series has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 5.02. Trustee’s Obligations with Respect to the Covenants. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants contained in Article 4 or with respect to any reports or other documents filed under the Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer’s timely delivery of all reports and certificates required under Sections 3.04 and 3.05 of the Indenture and to fulfill its obligations under Article 5 hereof.

Section 5.03. Moneys Held by Trustee. Subject to the provisions of Section 9.06 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be liable for interest on any money received by it hereunder except such as it may agree with the Issuer in writing to pay thereon.

Section 5.04. Reports by the Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2025, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Securities are listed and with the Commission if, and to the extent, required by Trust Indenture Act Section 313(d).

The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Issuer, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission.

Section 5.05. Certain Rights of the Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a) In the absence of willful misconduct on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate and opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed by the Trustee with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity as it may reasonably require against any losses, fees, damages, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable in its individual capacity for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f) The Trustee may consult with counsel, and any advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers.

(h) The Trustee shall not be liable in its individual capacity for an error in judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(i) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture.

(j) The Trustee shall have no duty to see to any recording, filing or depositing of the Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such re-recording or re-filing or re-depositing thereof.

(k) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice from the Issuer or any Holder of the Securities or obtained actual knowledge thereof. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Event of Default.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.

(n) The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(o) The Trustee shall not be responsible for monitoring the ratings of the Issuer and any guarantors or their affiliates or any other party or making any request upon any rating agency.

(p) The rights, privileges, protections, immunities, indemnities, limitations of liability and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 5.06. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

Section 5.07. Compensation and Indemnification of Trustee and Its Prior Claim.

(a) The Issuer will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except to the extent any such expense, disbursement or advance may arise from its negligence or willful misconduct, as adjudicated by a court of competent jurisdiction. The Issuer also covenants to indemnify the Trustee, its directors, officers, employees and agents and each predecessor Trustee, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, cost, damage, fee, liability or expense (including reasonable attorneys’ fees and expenses and court costs) arising out of or in connection with the acceptance or administration of the Indenture or the trusts hereunder and the performance of its duties hereunder and under the Securities, including the costs and expenses of defending itself against or investigating any claim of liability in the premises and the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers, except to the extent such loss liability or expense is due to the negligence or willful misconduct, as finally adjudicated by a court of competent jurisdiction, of the Trustee or such predecessor Trustee.

Anything in the Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b) To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Securities on all money or Property held or collected by the Trustee, in its capacity as Trustee, except money or Property held in trust to pay principal of, and interest on particular Securities.

The obligations of the Issuer under this Section 5.07 shall survive the resignation and removal of the Trustee, the termination or assignment of this Indenture, payment of the Securities, satisfaction and discharge of this Indenture, and shall extend to any co- trustee or separate trustee.

Section 5.08. Right of Trustee to Rely on Officer’s Certificate, etc. Subject to Sections 5.01 and 5.05, whenever in the administration of the trusts of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of the Indenture upon the faith thereof.

Section 5.09. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Issuer shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 5.10. Persons Eligible for Appointment as Trustee. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

Section 5.11. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail (or electronically in accordance with DTC’s procedures) to Holders of the applicable series of Securities at their last addresses as they shall appear on the Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee upon at least 30 days’ advance written notice with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor Trustee with respect to the Securities of such series with the consent of the Issuer by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer the evidence provided for in Section 6.01 of the action in that regard taken by the Holders.

(c) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor Trustee with respect to such series pursuant to any of the provisions of this Section 5.11 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 5.12.

(d) Any successor Trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

Section 5.12. Acceptance of Appointment by Successor. Any successor Trustee appointed as provided in Section 5.11 shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable series shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor Trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.06, pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.

If a successor Trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto prepared by and at the expense of the Issuer which (1) shall contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and (3) shall add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

Upon acceptance of appointment by any successor Trustee as provided in this Section 5.12, the Issuer shall mail notice thereof by first-class mail to the Holders of any series for which such successor Trustee is acting as trustee at their last addresses as they shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.11. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 5.13. Merger, Conversion, Consolidation or Succession to Business of Trustee. If the Trustee consolidates with, merges or converts into, or sells or transfers all or substantially all of its corporate trust business or assets to, another corporation, national banking association, or other entity, the resulting, surviving or transferee corporation, national banking association, or entity without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

In case at the time such successor to the Trustee shall succeed to the trusts created by the Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in the Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.14. Preferential Collection of Claims Against the Issuer. The Trustees shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

Section 5.15. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Securities, (ii) is not accountable for the Issuer’s use or application of the proceeds from the Securities and (iii) is not responsible for any statement in the Securities other than its certificate of authentication. The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Issuer but the Trustee may require full information and advice as to the performance of the aforementioned covenants in accordance with the provisions hereof. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Securities. The Trustee shall not be responsible for and makes no representation as to any statement in the prospectus or any other document in connection with the sale of the Securities.

ARTICLE 6

CONCERNING THE HOLDERS

Section 6.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee.

If the Issuer shall solicit from the Holders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, as evidenced by an Officer’s Certificate, fix in advance a record date for such series for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action, may be given before or after the record date, but only the Holders of the requisite proportion of Outstanding Securities of that series who have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of the Indenture not later than six months after the record date.

Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Sections 5.01 and 5.05) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 6.02. Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.01 and 5.05, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of any series entitled to vote or consent to any action referred to in Section 6.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 6.01 is made by the Issuer.

Section 6.03. Holders to Be Treated as Owners. Prior to the due presentment for registration of transfer of any Security, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of the Indenture, interest on such Security and for all other purposes; and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 6.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under the Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned, or has received written notice that such Securities are so owned, shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above- described Persons; and, subject to Sections 5.01 and 5.05, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in the Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the applicable Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in the Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

ARTICLE 7

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.01. Supplemental Indentures without Consent of Holders. The Issuer and the Trustee may amend the Indenture or the Securities or enter into an indenture supplemental hereto without notice to or the consent of any Holder to:

(a) cure ambiguities, omissions, defects or inconsistencies;

(b) make any change that would provide any additional rights or benefits to the Holders of the Securities of a series;

(c) provide for or add guarantors with respect to the Securities of any series;

(d) secure the Securities of any series;

(e) establish the form or forms of Securities of any series;

(f) provide for uncertificated Securities of any series in addition to or in place of certificated Securities of the applicable series;

(g) evidence and provide for the acceptance of appointment by a successor Trustee;

(h) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Issuer’s obligations to the Holders of the Securities of any series, in each case in compliance with the applicable provisions of the Indenture;

(i) maintain the qualification of the Indenture under the Trust Indenture Act;

(j) conform any provision in the Indenture, or in the Resolution of the Board of Directors (and set forth in an Officer’s Certificate), Officer’s Certificate or supplemental indenture establishing the Securities of any series, or the terms of the Securities of any series to the prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the Securities of such series were offered;

(k) make any change that does not adversely affect the legal rights of the Holders of such series in any material respect; or

(l) change or eliminate any of the provisions of the Indenture, or to add any new provisions of the Indenture, in respect of one or more series of Securities; provided, however, that any such change, elimination or addition shall not apply to any Security then Outstanding on the date that such change, elimination or addition is effective.

The Trustee is hereby authorized to join with the Issuer in the execution of any such amendment or supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any Property thereunder, but the Trustee shall not be obligated to enter into any such amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any amendment or supplemental indenture authorized by the provisions of this section may be executed without notice to and without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.02.

Section 7.02. Supplemental Indentures with Consent of Holders. (a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such amendment or supplemental indenture (voting together as a single class), or, in the case of a particular series, with the consent of Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of such series affected by such amendment or supplemental indenture, the Issuer, when authorized by a Resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series and such Holders may waive future compliance by the Issuer with a provision of the Indenture or the Securities.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each affected Holder of a particular series, an amendment, supplement or waiver may not:

(i) reduce the principal amount, or extend the fixed maturity, of the Securities, or alter or waive the redemption provisions of the Securities (other than the minimum notice requirement) to reduce the amount payable upon the redemption of Securities or, in respect of an optional redemption, to modify the times at which the Securities may be redeemed;

(ii) impair the contractual right of any Holder of the Securities to receive payment of principal or interest on the Securities on and after the due dates for such principal or interest;

(iii) change the currency in which principal, any premium or interest is paid;

(iv) reduce the percentage in principal amount Outstanding of Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

(v) impair the right to institute suit for the enforcement of any payment on the Securities;

(vi) waive any default or Event of Default in the payment of principal of, or interest on, the Securities (except a rescission and annulment of acceleration and a waiver of the payment default that resulted from such acceleration by the Holders of a majority in principal amount of all series of Outstanding Securities affected (all such series voting together as a single class) (or of such series of Outstanding Securities affected) pursuant to Section 4.01);

(vii) reduce the interest rate or extend the time for payment of interest on the Securities; or

(viii) contractually subordinate in right of payment to any other indebtedness the Securities of any series in a manner adverse to the Holders of such series.

It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 7.03. Execution of Amendments or Supplemental Indentures or Waivers. Upon the request of the Issuer, accompanied by a copy of a Resolution of the Board of Directors (and set forth in an Officer’s Certificate) certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such amendment, supplemental indenture or waiver and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and other documents, if any, required by Section 6.01, the Trustee shall join with the Issuer in the execution of such amendment, supplemental indenture or waiver unless such supplemental indenture or waiver affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment, supplemental indenture or waiver.

The Trustee, subject to the provisions of Sections 5.01 and 5.05, shall receive and shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized and permitted by this Indenture and that such amendment, supplement or waiver constitutes the valid, binding and enforceable obligation of the Issuer as conclusive evidence that any amendment, supplemental indenture or waiver executed pursuant to this Article 7 complies with the applicable provisions of the Indenture; provided, however, that such Officer’s Certificate and Opinion of Counsel need not be provided in connection with the execution of an amendment, supplemental indenture or waiver that establishes the terms of a series of Securities pursuant to Section 2.01 hereof.

Promptly after the execution by the Issuer and the Trustee of any amendment, supplemental indenture or waiver pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first class mail to the Holders of each series affected thereby at their addresses as they shall appear on the Register of the Issuer, setting forth in general terms the substance of such amendment, supplemental indenture or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Section 7.04. Effect of Amendment, Supplemental Indenture or Waiver. Upon the execution of any amendment, supplemental indenture or waiver pursuant to the provisions hereof, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Issuer and the Holders of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such amendment, supplemental indenture or waiver shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 7.05. Effect of Consent. After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Security that evidences the same debt as the Security of the consenting Holder.

Section 7.06. Notation on Securities in Respect of Amendments, Supplemental Indentures or Waivers. Securities of any series authenticated and delivered after the execution of any amendment, supplemental indenture or waiver pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series, as to any matter provided for by such amendment, supplemental indenture or waiver or as to any action taken at any such meeting. If the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of the Indenture contained in any such amendment, supplemental indenture or waiver may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 7.07. Conformity with the Trust Indenture Act. Every amendment, supplemental indenture or waiver executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01. Consolidation, Merger or Sale of Assets by the Issuer. (a) The Issuer shall not merge or consolidate or combine with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its and its subsidiaries’ assets (taken as a whole) to any Person or Persons in a single transaction or through a series of transactions, unless:

(i) the Issuer shall be the continuing Person or, if the Issuer is not the continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is organized and existing under the laws of the United States or any state thereof or the District of Columbia;

(ii) the Surviving Entity shall expressly assume all of the Issuer’s obligations under the Securities and the Indenture, and shall, if required by law to effectuate the assumption, execute a supplemental indenture in form satisfactory to the Trustee which will be delivered to the Trustee;

(iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Event of Default has occurred and is continuing; and

(iv) the Issuer or the Surviving Entity will have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this Section 8.01 and that all conditions precedent in the Indenture relating to the transaction or series of transactions have been complied with.

(a) The restrictions in paragraph Sections 8.01(a)(iii) and 8.01(a)(iv) shall not be applicable to:

(i) the merger or consolidation of the Issuer with an affiliate of the Issuer if the Board of Directors determines in good faith that the purpose of such transaction is principally to change the state of incorporation of the Issuer or convert the form of organization of the Issuer to another form; or

(ii) the merger of the Issuer with or into a single direct or indirect wholly owned subsidiary of the Issuer pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of the Issuer’s state of incorporation).

Section 8.02. Successor Substituted. If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Issuer’s and its subsidiaries’ assets (taken as a whole) occurs in accordance with the Indenture, the successor Person shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the Indenture with the same effect as if such successor Person had been named herein as the Issuer and the Issuer shall (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and the Securities.

ARTICLE 9

DEFEASANCE AND DISCHARGE; UNCLAIMED MONEYS

Section 9.01. Satisfaction and Discharge of Indenture. The Issuer may terminate its obligations under the Indenture with respect to a series of Securities when:

(a) either: (i) all the Securities of such series issued that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09); or (ii) all the Securities of such series issued that have not been accepted by the Trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Issuer’s name, and at the Issuer’s expense, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on such series of Securities to pay principal, interest and any premium (a “discharge”);

(b) the Issuer has paid or caused to be paid all other sums then due and payable under the Indenture with respect to such series; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to such series have been complied with.

If the foregoing conditions are met, the Trustee, on written demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments prepared by the Issuer acknowledging such satisfaction of and discharging the Indenture with respect to such series except as to:

(1) rights of registration of transfer and exchange of Securities of such series, and the Issuer’s right of optional redemption, if any;

(2) substitution of mutilated, defaced, destroyed, lost or stolen Securities;

(3) rights of Holders to receive payments when due of principal thereof and interest thereon;

(4) the rights, powers, trusts, duties and immunities of the Trustee hereunder;

(5) the rights of the Holders of such series as beneficiaries hereof with respect to the Property so deposited with the Trustee payable to all or any of them; and

(6) the rights of the Issuer to be repaid any money pursuant to Sections 9.05 and 9.06.

Section 9.02. Legal Defeasance. Following the deposit referred to in Section 9.01, the Issuer will be deemed to have paid and will be discharged from its obligations in respect of the Securities of each such series and the Indenture with respect thereto, other than its obligations in Article 2 and Sections 3.01, 3.02, 5.07, 5.11, and listed in clauses (1), (2), (3), (4), (5), and (6) of Section 9.01, provided the following conditions have been satisfied:

(a) The Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.06), in each case sufficient without reinvestment, in the written opinion or based on a written report or certificate of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, interest and any premium on that series at due date or maturity or if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the trustee in the Issuer’s name and at the Issuer’s expense, the redemption date;

(b) The Issuer has delivered to the Trustee an Opinion of Counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the Holders of the Securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(c) No default with respect to the outstanding Securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (or any substantially concurrent deposit with respect to other indebtedness) and the grant of any lien securing such borrowings);

(d) The defeasance will not result in a breach or violation of, or constitute a default under, the Indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (or any substantially concurrent deposit with respect to other indebtedness) and the grant of any lien securing such borrowings), or any other material agreement or instrument to which the Issuer is a party or by which it is bound; and

(e) The Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with;

Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Issuer’s obligations under the Securities and the Indenture except for the surviving obligations specified above.

Section 9.03. Covenant Defeasance. Following the deposit referred to in Section 9.01, the Issuer’s obligations with respect to the Securities of that series and the Indenture with respect thereto set forth in Sections 3.04, and 3.05 of the Indenture, and any other provisions as may be specified in the Board Resolution (and set forth in an Officer’s Certificate), Officer’s Certificate or supplemental indenture establishing that series, will terminate and Section 4.01(c) of the Indenture, and any other provisions as may be specified in the Board Resolution (and set forth in an Officer’s Certificate), Officer’s Certificate or supplemental indenture establishing that series, will no longer constitute an Event of Default, provided the following conditions have been satisfied:

(a) The Issuer has complied with clauses (a), (c), (d), and (e) of Section 9.02; and

(b) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur.

Thereafter, the Trustee upon request will acknowledge in writing the legal defeasance or covenant defeasance (each, a “defeasance”) of the Issuer’s obligations under the Securities of that series and the Indenture as specified.

Section 9.04. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.06, all moneys deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest. Such money need not be segregated from other funds except to the extent required by law.

Section 9.05. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of the Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of the Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to the Issuer or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 9.06. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys or Governmental Obligations deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.01. Incorporators, Stockholders, Employees, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, employee, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 10.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in the Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under the Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 10.03. Successors and Assigns of Issuer Bound by Indenture. All the agreements of the Issuer in the Indenture and the Securities shall bind its successors and assigns.

Section 10.04. Notices and Demands on Issuer, Trustee and Holders. Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Adobe Inc., 345 Park Avenue, San Jose, California 95110-2704 Attention: Treasurer and a copy of such notice or demand shall be sent to the Issuer’s General Counsel at the same address. Any notice, direction, request or demand by the Issuer or any Holder to or upon the Trustee shall be given or made by being deposited postage prepaid, first-class mail or overnight delivery addressed to the applicable Corporate Trust Office of the Trustee and shall be deemed effective upon the Trustee’s actual receipt thereof. The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons reasonably believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer or any Person. The Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Where the Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register (or, in the case of Global Securities, given in accordance with the applicable procedures of the Depositary). In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Holders when such notice is required to be given pursuant to any provision of the Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 10.05. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Except as otherwise provided in the Indenture, upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of the Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate, report, or opinion of or representations or statements by counsel, unless such officer knows that the certificate, report, or opinion or representations or statements with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, report, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his, her or their certificate, statement or opinion or representations may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate, or report or opinion of or representations or statements by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate, report, or opinion or representations or statements with respect to the accounting matters upon which his, her or their certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, report or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 10.06. Payments Due on Saturdays, Sundays and Holidays. Except as provided pursuant to Section 2.01 pursuant to a Resolution of the Board of Directors, and as set forth in an Officer’s Certificate, or established in one or more indentures supplemental to the Indenture, if the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 10.07. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 10.08. Governing Law and Waiver of Jury Trial. The Indenture and each Security shall be governed by and construed in accordance with the laws of the State of New York. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.09. Counterparts. The Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 10.10. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 10.11. Separability. In case any one or more of the provisions contained in the Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect or impair any other provisions of the Indenture or of such Securities, but the Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.12. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any present or future law or regulation of any governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, national emergency, nuclear or natural catastrophes or acts of God, disease, epidemic or pandemic, quarantine, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.13. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 11

REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 11.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days prior to the date fixed for redemption to such Holders of such series at their last addresses as they shall appear upon the Register. Any notice which is mailed or transmitted in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail or electronic delivery (or otherwise transmitted in accordance with the Depositary’s procedures), or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, any condition precedent to such redemption, that payment will be made upon presentation and surrender of such Securities, that interest accrued to, but not including, the date fixed for redemption will be paid as specified in such notice and that on and after said date (subject to the satisfaction of any conditions precedent provided in the notice of redemption) interest on the Securities to be redeemed or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, subject to the satisfaction of any conditions precedent provided in the notice of redemption, on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed shall be prepared and given by the Issuer or, at the Issuer’s request, prepared by the Issuer and given by the Trustee in the name and at the expense of the Issuer; provided, however, that the Issuer shall have delivered to the Trustee at least five Business Days prior to the date that such notice is to be delivered to Holders (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice, as provided in the preceding paragraph.

If less than all the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected pro rata, by lot or by such other method as the Trustee deems appropriate and fair. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. No Securities of a principal amount of $2,000 or less will be redeemed in part. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. For so long as the Securities are held by the Depositary, the redemption of the Securities shall be done in accordance with the policies and procedures of the Depositary.

Any notice of redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of a refinancing transaction or other corporate transaction. In addition, if a redemption is subject to satisfaction of one or more conditions precedent, the Issuer may, in its discretion, delay the redemption date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed. The Issuer shall provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Securities in the same manner in which the notice of redemption was given.

At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.03) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to, but not including, the date fixed for redemption.

Section 11.03. Payment of Securities Called for Redemption. Subject, in each case, to the satisfaction of any conditions precedent provided in the notice of redemption, if notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, subject, in each case, to the satisfaction of any conditions precedent provided in said notice of redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on or before the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 11.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 15 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date set forth above.

ADOBE INC.
as Issuer

by:	/s/ Yulia Beck
	Name:	Yulia Beck
	Title:	Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

by:	/s/ Corey J. Dahlstrand
	Name:	Corey J. Dahlstrand
	Title:	Vice President